Exhibit 4(i)
                           AMENDMENT NO 3 TO
                      LOAN AND SECURITY AGREEMENT
                             (Term Loan)

                      Dated as of July 15, 1996


        STANDARD COMMERCIAL TOBACCO CO., INC., a North Carolina corporation, the financial institutions party to this Agreement from time to time, NATIONSBANK, N.A. (SOUTH), a national banking association, as agent for the Lenders (as hereinafter defined), and FIRST UNION COMMERCIAL CORPORATION, as co-agent for such Lenders, agree as follows:

        ARTICLE 1

        DEFINITIONS

        SECTION 1.1.  Definitions.  For the purpose of this Agreement:

               "Account Debtor" means a Person who is obligated on a Receivable.

               "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

               "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

               "Agency Account" means an account of the Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

               "Agency Account Agreement" means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

               "Agent" means NationsBank, N.A. (South), a national banking association, and any successor agent appointed pursuant to Section 15.9 hereof.

               "Agents" means the Agent and the Co-Agent.

               "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 16.1.

               "Agreement"  means and includes  this  Agreement,  including  all
Schedules,   Exhibits  and  other  attachments   hereto,   and  all  amendments,
modifications and supplements hereto and thereto.

               "Agreement Date" means the date as of which this Agreement is dated.

               "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

               "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as Exhibit A assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 14.1.

               "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

               "Borrower" means Standard Commercial Tobacco Co., Inc., a North Carolina corporation, and its successors and assigns.

               "Borrowing Base Certificate" means a certificate in the form attached as Exhibit B to the Revolving Credit Agreement which has been delivered by the Borrower pursuant to the terms of the Revolving Credit Agreement.

               "Business Day" means (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Atlanta, Georgia are not open for the conduct of a substantial part of their commercial banking business, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day that is a Business Day described in clause
(i) above and is also a day of trading by and between banks dealing in Dollar deposits in the applicable interbank market.

               "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

               "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred as a prepaid expense applicable to a future year or years.

               "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

               "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

               "Cash Equivalents" means

                      (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                      (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

                      (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having a combined capital and surplus of not less than $100,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and

                      (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

               "Clearing Bank" means any banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

               "Co-Agent" means First Union Commercial Corporation.

               "Collateral" means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                      (a)    all Receivables,

                      (b)    all Inventory,

                      (c)    all Equipment,

                      (d)    all Real Estate,

                      (e)    all Contract Rights,

                      (f)    all General Intangibles,

                      (g) all goods and other property, whether or not delivered,

                             (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

                             (ii)   securing any Receivable,

including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

                      (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

                      (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

                      (j) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

                      (k) all cash deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letters of Credit,

                      (l) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

               "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of Section 14.1), to make a Term Loan.

               "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

               "Consolidated", when used with reference to Current Assets, Current Liabilities, EBITDA, Interest Expense, Indebtedness, Long-Term Liabilities, Liabilities, Net Income, Net Loss or Tangible Net Worth, shall mean the sum of Current Assets, Current Liabilities, EBITDA, Interest Expenses, Indebtedness, Long-Term Liabilities, Liabilities, Net Incomes, Net Losses or Tangible Net Worths, as the case may be, of the Borrower and its Consolidated Subsidiaries, as consolidated after the elimination of intercompany items and, in the case of Net Income and Tangible Net Worth, after appropriate deductions for any minority interests in any Subsidiaries, and, when used with reference to such accounts of any other Person, shall mean the sum of such accounts of such Person and its Consolidated Subsidiaries as so modified.

               "Consolidated Subsidiaries" means, as to the Borrower, the Subsidiaries of the Borrower whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their absolute discretion conditioned upon, inter alia, the execution and delivery of guaranties, security agreements, mortgages and other documents required by the Required Lenders in their absolute discretion, consolidated with those of the Borrower; provided, however, CRES shall not be classified as a "Consolidated Subsidiary" of Borrower for purposes of this Agreement.

               "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

               "Contract Rights" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper.

               "Controlled Disbursement Account" means one or more accounts maintained by and in the name of the Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto.

               "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

                      (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

                      (b)    all renewals of any of the foregoing;

                      (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

                      (d) the right to sue for past, present and future infringements of any of the foregoing; and

                      (e) all rights corresponding to any of the foregoing throughout the world.

               "CRES" means CRES Tobacco Company, Inc.

               "Current Assets" means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP, after deducting adequate reserves in each case where a reserve is appropriate in accordance with GAAP.

               "Current Liabilities" means, with respect to any Person, the aggregate amount of all Liabilities of such Person which should properly be classified as current liabilities in accordance with GAAP.

               "Current Maturities" means, when used in connection with Long-Term Liabilities, as of any date of determination, the principal amount of such Liabilities coming due on such date or during the twelve-month period following such date in accordance with the terms of any instrument or agreement evidencing such Liabilities or relating thereto; provided that for the purpose of this definition, Long-Term Liabilities shall not include any Liability that is by the terms of the instrument evidencing such Liability or by the terms of an agreement among the Borrower, the holder of such Long-Term Liability and the Agent expressly subordinate to the Secured Obligations on terms satisfactory to the Agent.

               "Deeds of Trust" means the deeds of trust executed by the Borrower, WAA and GPI for the benefit of the Agent granting the Agent a lien on certain real property owned by the Borrower, WAA and GPI.

               "Default" means any of the events specified in Section 13.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

               "Default Margin" means 3.0%.

               "Disbursing   Bank"  means  any  commercial  bank  with  which  a
Controlled Disbursement Account is maintained after the Effective Date.

               "Dollar" and "$" means freely transferable United States dollars.

               "EBITDA" means for the period in question, Net Income plus Required Interest Expense, income taxes, depreciation and amortization.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

               "Effective Date" means the Agreement Date.

               "Effective Interest Rate" means each rate of interest per annum on the Term Loans in effect from time to time pursuant to the provisions of Sections 5.1(a), (b) and (c).

               "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000 calculated in accordance with GAAP; (iii) any Affiliate of Fleet Capital Corporation, Fleet Financial Group, Inc. or any Lender, and any successor or assign of any of them and (iv) any Lender listed on the signature page of this Agreement; provided in each case that the representation contained in Section 14.1(c)(i) hereof shall be applicable with respect to such institution or Lender.

               "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Sub Section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sub Section 6901 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Sub Section 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. Sub Section 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

               "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

               "Equipment" means and includes, all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in the Borrower's business operations or owned by the Borrower or in which the Borrower has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

               "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, a per annum interest rate determined pursuant to the following formula:

               Eurodollar Rate =       Interbank Offered Rate
                                ---------------------------------
                        1 - Eurodollar Reserve Percentage

               The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               "Eurodollar Rate Loan" means a Loan or a portion of a Loan that bears interest based upon the Eurodollar Rate.

               "Eurodollar Reserve Percentage", means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to "Eurocurrency liabilities" as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets.

               "European Debt" means the Indebtedness described on Schedule 1.1A
- European Indebtedness.

               "Event of Default" means any of the events specified in Section 13.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

               "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by NationsBank from three federal funds brokers of recognized standing selected by NationsBank.

               "Financial Officer" means the chief financial officer, vice president - finance, treasurer, assistant treasurer or controller of the Borrower.

               "Financing Statements" means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, executed and delivered by the Borrower, WAA and GPI to the Agent, naming the Agent, for the benefit of the Lenders, as secured party and the Borrower or WAA (as the case may be) as debtor, in connection with this Agreement.

               "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or any Subsidiary, consistent with the prior financial practice of the Borrower, as reflected on the financial statements referred to in Section 7.1(o); provided, however, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's independent public accountants, such changes shall be included in GAAP as applicable to the Borrower only from and after such date as the Borrower, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in Article 12.

               "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to the Borrower to secure payment by an Account Debtor of any of the Accounts.

               "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

               "GPI" means General Processors, Inc.

               "GPI Security Agreement" means the Security Agreement to be executed and delivered by GPI in favor of the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

               "Guarantors"   means  a   collective   reference  to  the  Parent
Guarantor, WAA and the Subsidiary Guarantors, and their respective successors and assigns.

               "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

                      (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                      (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other
                             Person whether by

                                    (i)     the purchase of securities or
                                  obligations,

                                    (ii)    the purchase, sale or lease (as
                                            lessee or lessor) of property or
                                            the purchase or sale of services
                                            primarily for the purpose of
                                            enabling the obligor with
                                            respect to such obligation to
                                            make any payment or performance
                                            (or payment of damages in the
                                            event of nonperformance) of or
                                            on account of any part or all of
                                            such obligation, or to assure
                                            the owner of such obligation
                                            against loss,

                                    (iii)   the supplying of funds to or in
                                            any other manner investing in
                                            the obligor with respect to such
                                            obligation,

                                    (iv)    repayment of amounts drawn down
                         by beneficiaries of letters of
                                   credit, or

                                    (v)     the supplying of funds to or
                                            investing in a Person on account
                                            of all or any part of such
                                            Person's obligation under a
                                            Guaranty of any obligation or
                                            indemnifying or holding
                                            harmless, in any way, such
                                            Person against any part or all
                                            of such obligation.

               "Guaranty Agreements" means the guaranty agreements given by the Guarantors in favor of the Agent and the Lenders in connection herewith to secure the obligations of the Borrower hereunder.

               "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                      (a) all obligations for Money Borrowed or for the deferred purchase price of property or services,

                      (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

                      (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

                      (d) all obligations of such Person in respect of Interest Rate Protection Agreements, and

                      (e) in the case of the Borrower (without duplication) all obligations under the Revolving Credit Loans and the Term Loans.

               "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the Agent (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period from Telerate Page 3750 as the effective rate at which deposits in immediately available funds in Dollars are being offered or quoted to major banks in the applicable interbank market for Eurodollar deposits for a term comparable to such Interest Period and in the amount of the Loan of which such Eurodollar Rate Loan is a part. If such rate is unavailable on such service, then such rate may be determined by the Agent from any other interest rate reporting service of recognized standing that the Agent shall select.

               "Intercreditor Agreements" means (i) that certain Intercreditor and Subordination Agreement, dated as of July 15, 1996 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower, WAA, GPI, the senior lenders party thereto and the subordinated lenders parties thereto having MeesPierson, N.V. as their agent and (ii) that certain Intercreditor Agreement, dated as of July 15, 1996 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower, WAA, GPI, the Lenders, the Agents and the lenders parties to the Revolving Credit Agreement.

               "Interest Period" means with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending one, two or three months thereafter, as the Borrower may elect in the applicable notice of borrowing given to pursuant to Section 2.1 or Notice of Conversion or Continuation; provided, that:

                             (i)    any Interest Period that would
                                    otherwise end on a day that is not a
                                    Business Day shall, subject to the
                                    provisions of clause (iii) below, be
                                    extended to the next succeeding
                                    Business Day unless such Business Day
                                    falls in the next calendar month, in
                                    which case such Interest Period shall
                                    end on the immediately preceding
                                    Business Day;

                             (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                      (iii) any Interest Period that would
                      otherwise end after the Maturity Date
                       shall end on the Maturity Date; and

                             (iv)   notwithstanding   clause  (iii)  above,   no
                                    Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available.

               "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Inventory" means all inventory as such term is defined in the Uniform Commercial Code and shall include, without limitation,

                      (a) all goods intended for sale or lease by the Borrower, or for display or demonstration, including, without limitation, tobacco and other tobacco related products intended for sale by the Borrower to its customers,

                      (b)    all work in process,

                      (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Borrower's business, and

                      (d)    all documents evidencing and general
                             intangibles relating to any of the foregoing.

               "Investment" means, with respect to any Person:

                      (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

                      (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

                      (c)    any Guaranty of the obligations of any other
                             Person,

                      (d)    any other investment (other than the
                             Acquisition of a Business Unit) in any other
                             Person, and

                      (e) any commitment or option to make any of the investments listed in clauses (a) through (d) above if, in the case of an option, the consideration therefor exceeds $25,000.

               "IRS" means the Internal Revenue Service.

               "JTI Letter of Credit Facility" shall have the meaning given to such term in the Revolving Credit Agreement.

               "Lender" means at any time any financial institution party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 14, and its successors and assigns, and "Lenders" means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 14, and their successors and assigns.

               "Liabilities" of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

               "Lien" as applied to the property of any Person means:

                      (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

                      (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

                      (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, and

                      (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased by the Borrower.

               "Loan"   means  any  Term  Loan,   as  well  as  all  such  loans
collectively, as the context requires.

               "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in Section 5.5.

               "Loan Documents" means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by the Borrower, any Guarantor or any Affiliate or Subsidiary of the Borrower or any Guarantor in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby.

               "Loan Year" means each period of twelve (12) consecutive months commencing on the Effective Date and on each anniversary thereof.

               "Lockbox" means each U.S. Post Office Box specified in a Lockbox Agreement.

               "Lockbox Agreement" means each agreement between the Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

               "Long-Term  Liabilities"  means, with respect to any Person,  the
aggregate   amount  of  all  Liabilities  of  such  Person  other  than  Current
Liabilities.

               "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

               "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, and in addition (i) with respect to the Borrower, means a materially adverse effect upon the Borrower's ability to perform its obligations hereunder or under any other Loan Document to which it is a party or upon the enforceability of such obligations against the Borrower and (ii) with respect to any Guarantor, means a materially adverse effect upon the Guarantor's ability to perform its obligations under any Loan Document to which it is a party or upon the enforceability of such obligations against such Guarantor.

               "Maturity Date" means May 2, 1998.

               "Money Borrowed" means, as applied to Indebtedness,

                      (a)    Indebtedness for money borrowed,

                      (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                             (i)    represented by notes payable, and
                                    drafts accepted, that represent
                                    extensions of credit,

                             (ii)   constituting obligations
                                    evidenced by bonds, debentures, notes
                                    or similar instruments, or

                (iii) upon which interest charges are customarily
                   paid or that was issued or assumed as full
                   or partial payment for property (other than
                      trade credit that is incurred in the
                          ordinary course of business),

                      (c)    Indebtedness that constitutes a Capitalized
                              Lease Obligation, and

                      (d) Indebtedness that is such by virtue of clause (c) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

               "Multiemployer  Plan" means a "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six
(6) years.

               "NationsBank" means NationsBank, N.A. (South), and its successors and assigns.

               "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

               "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses including management fees, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                      (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

                      (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

                      (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

                      (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

                      (e) any net gain arising from the collection of the proceeds of any insurance policy,

                      (f)    any write-up of any asset, and

                      (g)    any other extraordinary item.

               "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

               "Note" means any of the term notes referred in Section 2.3 hereof and "Notes" means more than one such note.

               "Notice of Conversion or Continuation" has the meaning specified in Section 5.7.

               "Operating   Lease"   means  any  lease   (other   than  a  lease
constituting a Capitalized Lease Obligation) of real or personal property.

               "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

               "Parent Guarantor" means Standard Commercial Corporation, a North Carolina corporation.

               "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

               (a)    any and all patents and patent applications,

               (b) inventions and improvements described and claimed therein,

               (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,

               (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof,

               (e) rights to sue for past, present and future infringements thereof, and

               (f) all rights corresponding to any of the foregoing throughout the world.

               "Payment Date" means the first day of each calendar month commencing on August 1, 1996 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

               "Permitted Investments" means Investments of the Borrower in:

               (a) negotiable certificates of deposit and time deposits issued by NationsBank or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100,000,000,

               (b) any direct obligation of the United States of America or any Agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same,

               (c) sales of inventory on credit in the ordinary course of business,

               (d) shares of capital stock, evidence of Indebtedness or other security acquired by the Borrower in consideration for or as evidence of past-due or restructured Receivables in an aggregate face amount of such Receivables at any time not to exceed $1,000,000,

               (e)    Guaranties permitted pursuant to Section 12.3,

               (f) those items described on Schedule 1.1B - Permitted Investments, and

               (g) other Investments not in excess of $10,000 individually or $50,000 in the aggregate in any fiscal year of the Borrower.

               "Permitted Liens" means:

               (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases only if payment shall not at the time be required to be made in accordance with Section 10.6, and (ii) in the case of warehousemen or landlords, only if such liens are junior to the Security Interest in any of the Collateral,

               (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds,

               (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower,

               (d)    Purchase Money Liens,

               (e)    Liens shown on Schedule 1.1C - Permitted Liens,

               (f) Liens shown on Schedule 1.1D - Permitted Liens (European Debt), and

               (g) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents.

               "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness of the Borrower incurred after the Agreement Date

               (a)    which is secured by a Purchase Money Lien,

               (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

                      (i) the cost (including the principal amount of such Indebtedness, whether or not assumed) of the property (other than Inventory) subject to such Lien, and

                      (ii) the fair value of such property (other than Inventory) at the time of its acquisition, and

               (c) which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of the Borrower at the time outstanding, does not exceed $250,000.

        For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of Capitalized Leases shall be computed as a Capitalized Lease Obligation.

               "Person"   means   an   individual,   corporation,   partnership,
association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

               "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any Related Company is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

               "Prime Rate" means on any day the interest rate per annum equal to the rate of interest publicly announced by the Agent at its head office in Atlanta, Georgia as its "prime" rate, as in effect on the last Business Day of the calendar month immediately preceding the month in which such day falls. The Agent lends at rates above and below the Prime Rate.

               "Prime Rate Loan" means a Loan or a portion of a Loan bearing interest at a rate determined with reference to the Prime Rate.

               "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, including, without limitation, those Proprietary Rights set forth on Schedule 7.1(cc) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

               "Purchase Money Indebtedness" means

               (a) Indebtedness created to secure the payment of all or any part of the purchase price of any property (other than Inventory),

               (b) any Indebtedness incurred at the time of or within 30 days prior to or after the acquisition of any property (other than Inventory) for the purpose of financing all or any part of the purchase price thereof, and

               (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

               "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

               "Real Estate" means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 7.1(x).

               "Receivables" means and includes

               (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person,

               (b) all guarantees, security and Liens for payment thereof,

               (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and

               (d)    all proceeds of any of the foregoing.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

               "Related Company" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Borrower; or
(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any Borrower, any corporation described in clause (i) above or any partnership, trade or business described in clause
(ii) above.

               "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

               "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

               "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

               "Required Interest Expense" means the amount of interest paid or accrued according to GAAP by the Borrower (on a Consolidated basis) on all of its Indebtedness during the period in question.

               "Required Lenders" at any date of determination thereof, Lenders holding Term Loans representing at least 51% of the aggregate amount of Term Loans outstanding at such time.

               "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to (a) any shares of a Person's capital stock (other than dividends payable solely in shares of its capital stock) or (b) any partnership interest in a Person, excluding, however, any such dividend, distribution or payment to the Borrower by any Subsidiary of the Borrower.

               "Restricted Payment" means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness for Borrowed Money or of any Indebtedness that is junior and subordinate to the Secured Obligations, (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to a shareholder, partner or equity holder of such Person or to any Affiliate of any such shareholder, partner or equity holder and (c) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

               "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person) or (b) a partnership interest in such Person, if such Person is a partnership.

               "Revolving Credit Agreement" means the Loan and Security Agreement, dated as of May 2, 1995 (as amended, supplemented or otherwise modified from time to time), by and among the Borrower, the lenders parties thereto and NationsBank, N.A. (South) and First Union Commercial Corporation, as agent for such lenders, together with all amendments and modifications thereto and all replacements therefor.

               "Revolving Credit Facility" shall have the meaning given to such term in the Revolving Credit Agreement.

               "Revolving Credit Loans" means loans made to the Borrower pursuant to Section 2.1 of the Revolving Credit Agreement.

               "Schedule of Inventory" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 9.12(b).

               "Schedule of Receivables" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 9.12(a).

               "Secured Obligations" means, in each case whether now in existence or hereafter arising,

               (a) the principal of, and interest and premium, if any, on, the Loans and any other loans now or hereafter made by the Agent to the Borrower in its capacity as Agent for the Lenders,

               (b) all indebtedness, liabilities, obligations, covenants and duties of the Borrower to the Agent or to the Lenders of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 5 and expenses required to be paid or reimbursed pursuant to Section 16.2.

               "Security Documents" means each of the following:

                      (a)    the WAA Security Agreement,

                      (b)    the GPI Security Agreement,

                      (c)    the Financing Statements,

                      (d)    the Guaranty Agreements,

                      (e)    the Deeds of Trust, and

                      (f) each other writing executed and delivered by the Borrower or any other Person securing the Secured Obligations.

               "Security Interest" means the Liens of the Agent, for the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

               "Special Receivable" means the $10,000,000 receivable from the Parent Guarantor to the Borrower generated by the disbursement by the Borrower to the Parent Guarantor of the proceeds of the Term Loans.

               "Subordinated Indebtedness" means Indebtedness of the Borrower, the repayment of which has been subordinated to the repayment of the Secured Obligations pursuant to subordination agreements in form and substance satisfactory to the Lenders.

               "Subordination Agreement" means the subordination agreement executed by the Parent Guarantor in favor of the Agent and the Lenders whereby the Parent Guarantor (i) subordinates the repayment of $15,000,000 of the obligations of the Borrower to the Parent Guarantor to the repayment of the Secured Obligations on a permanent basis and (ii) subordinates the repayment of the remaining obligations of the Borrower to the Parent Guarantor to the repayment of the Secured Obligations upon the occurrence of a Default hereunder.

               "Subsidiary"

               (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                      (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                      (ii)   in the case of such other ownership
                             interests, if such ownership interests
                             constitute a majority voting interest, and

               (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business
                      (whether or not incorporated) which is under common control with the Borrower and is treated as a single employer with the Borrower under Section 414(b) or
                      (c) of the Internal Revenue Code and the regulations thereunder.

               "Tangible Net Worth" means, as applied to the Borrower, the Net Worth of the Borrower and its Consolidated Subsidiaries at the time in question, after excluding therefrom (i) the amount of all intangible items reflected therein, including, without limitation, all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in non-Consolidated Subsidiaries over equity at dates of acquisition and all similar items which should properly be treated as intangibles in accordance with GAAP and (ii) the Special Receivable.

               "Termination Event" means

               (a)    a Reportable Event, or

               (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or

               (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

               "Total Commitment" means the sum of the Commitments.

               "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

               (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks,

               (b) licenses of the foregoing, whether as licensee or licensor,

               (c)    renewals thereof,

               (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof,

               (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and

               (f) all rights corresponding to any of the foregoing throughout the world.

               "Type" means with respect to any Loan, a Prime Rate Loan or a Eurodollar Rate Loan.

               "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

               (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

               (b) the fair market value of all Plan assets allocable to such benefits,

        all determined as of the then most recent valuation date for such Plan.

               "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of North Carolina.

               "WAA" means W.A. Adams Company.

               "WAA Security Agreement" means the Security Agreement to be executed and delivered by WAA in favor of the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

               "Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's
Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

               SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code. Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement, and the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa. References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof. References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Agent. References to any Person include its successor or permitted substitutes and assigns.


                                    ARTICLE 2

                               TERM LOAN FACILITY

               SECTION 2.1. Term Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make a Term Loan to the Borrower on the Effective Date in an amount equal to such Lender's Commitment. If the Term Loans are to consist of Eurodollar Rate Loans, the Borrower shall notify the Agent before 11:00 a.m. on the date that is two Business Days prior to the Effective Date, specifying the proposed amount of the Eurodollar Rate Loans (which shall be at least $1,000,000 or an integral multiple of $500,000 in excess thereof) and the duration of the Interest Period to be applicable to such Eurodollar Rate Loans. The principal amount of any Term Loan which is repaid pursuant to Section 2.2 may not be reborrowed by the Borrower. The Agent's and each Lender's books and records reflecting the date and the amount of each Term Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 5.6.

               SECTION 2.2. Repayment of Term Loans. Each Term Loan is due and payable, and shall be repaid in full by the Borrower in 23 consecutive installments. The first 22 of such installments shall each be in the amount of 1/60th of the original principal amount of such Term Loan and shall be due and payable on consecutive Payment Dates commencing on August 1, 1996 through and including the Payment Date on April 1, 1998. The final installment payable on May 2, 1998 shall be in the amount of the then unpaid balance of such Term Loan.

               SECTION 2.3. Term Notes. Each Lender's Term Loan and the obligation of the Borrower to repay such Term Loan shall also be evidenced by a term note payable to the order of such Lender. Each such term note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

               SECTION 2.4.  Prepayment of Term Loans.

               (a) Voluntary Prepayment. The Borrower shall have the right at any time and from time to time, upon at least 60 days' prior written notice to the Agent in the case of a prepayment in full and upon at least five days' prior written notice to the Agent in the case of a partial prepayment, to prepay the Term Loans on a pro rata basis (based upon the then outstanding principal balances of the Term Loans) in whole or in part on any Business Day. Each partial prepayment of the Term Loans shall be applied to the principal installments of the Term Loans in the inverse order of their maturities. On the prepayment date, the Borrower shall pay interest on the amount prepaid, accrued to the prepayment date, together with any amounts payable under Section 2.4(a) or Section 5.11 on account of such prepayment. Any notice of prepayment given by the Borrower hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any prepayment fees) shall be due and payable on the date designated in the notice.

        (b) Mandatory Prepayment. Any and all amounts received by the Borrower as proceeds from the sale of any Equipment or Real Estate to the extent such proceeds exceed (i) $25,000 in the case of any single item of Equipment or parcel of Real Estate, or (ii) $100,000 in the aggregate for all such Equipment and Real Estate sold during any twelve-month period shall be paid, immediately upon receipt by the Borrower to the Lender and shall be applied to the principal installments of the Term Loans in the inverse order of their maturities. The Borrower shall also be obligated to prepay the Term Loans in full together with accrued and unpaid interest thereon upon any acceleration of the Term Loans pursuant to Article 13.


        ARTICLE 3

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        ARTICLE 4

        [intentionally left blank]



        ARTICLE 5

        GENERAL LOAN PROVISIONS

               SECTION 5.1.  Interest.

               (a)    Term Loans.

                      (i) Prime Rate Loans. The Borrower will pay interest on the unpaid principal amount of each Prime Rate Loan for each day from the day such Loan was made until such Loan is due (whether at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the Prime Rate, payable monthly in arrears on each Payment Date.

                      (ii) Eurodollar Rate Loans. The Borrower will pay interest on the unpaid principal amount of each Eurodollar Rate Loan for each Interest Period applicable thereto at a rate per annum equal to the sum of (A) 2 1/4% and (B) the Eurodollar Rate, payable in arrears on the last day of such Interest Period and when such Eurodollar Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

               (b) Other Secured Obligations. The Borrower will pay interest on the unpaid principal amount of each Secured Obligation other than a Loan for each day from the day such Secured Obligation becomes due and payable until such Secured Obligation is paid, at the rate per annum applicable to Prime Rate Loans, payable on demand.

               (c) Default Rate. If the Borrower shall fail to pay when due (at maturity, by reason of acceleration or otherwise) all or any portion of the principal amount of any Loan or interest thereon or all or any portion of the Secured Obligations, or if there shall occur and be continuing any other Event of Default, the unpaid principal amount of each Loan or other Secured Obligation shall no longer bear interest in accordance with the terms of Section 5.1(a) and
(b), as the case may be, but shall bear interest for each day from the date it was so due or the date on which such other Event of Default occurred until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Required Lenders) at a rate per annum equal to the Default Margin plus the rate otherwise in effect under Section 5.1(a) or (b), payable on demand. The interest rate provided for in this Section 5.1(c) shall to the extent permitted by Applicable Law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 13.1(g)
                      or (h).

               (d) The interest rates provided for in Sections  5.1(a),  (b) and
(c) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest rates determined with reference to the Prime Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate.

               (e) It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrower.

               SECTION 5.2. Fees. The Borrower will pay a of $100,000 fee on the Effective Date for the ratable benefit of the Lenders (ratable in proportion to each Lender's Commitment).

               SECTION 5.3.  Manner of Payment.

               (a) Except as otherwise expressly provided in Section 9.1(b), each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon (Atlanta time) on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 1:00 p.m. (Atlanta time) on such day shall be deemed a payment on such date for the purposes of
Section 13.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

               (b) The Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

               SECTION 5.4. General. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

               SECTION 5.5.  Loan Accounts; Statements of Account.

               (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the loan account at all times reflects the principal amount due such Lender from the Borrower.

               (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's ratable share therein.

               (c) The entries made in the accounts pursuant to subsections (a) and (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

               (d) The Agent will account separately to the Borrower monthly with a statement of Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower in writing to the contrary within 30 days of the date the account to the Borrower was so rendered. Such notice by the Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

               SECTION 5.6.  Settlement Among Lenders.

               (a) Return of Payments. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

               (b) Payments to Agent, Lenders. (i) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. (Atlanta time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Atlanta time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m. (Atlanta time), the Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Atlanta time) on the first Business Day following the date of such demand.

                      (ii) If a  Lender  shall,  at any  time,  fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                      (iii) With  respect to the payment of any funds under this
               Section 5.6(b), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

               (c) Settlement of Other Secured Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to Section 5.2 and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (Atlanta time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m.
(Atlanta time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to Section 5.2 ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

               SECTION 5.7. Notice of Conversion or Continuation of Loans. Whenever the Borrower desires, subject to the provisions of Sections 5.8 and 5.9, to convert an outstanding Term Loan consisting of Loans of one Type into a Term Loan consisting of Loans of a different Type provided for in this Agreement or to continue an outstanding Term Loan consisting of Eurodollar Rate Loans for a subsequent Interest Period, the Borrower shall notify the Agent in writing (which notice shall be irrevocable) by telecopy not later than 11:00 a.m. on the date one Business Day before the day on which a proposed conversion of a Loan consisting of Eurodollar Rate Loans into a Loan consisting of Prime Rate Loans is to be effective and two Business Days before the day on which a proposed conversion of a Term Loan consisting of Prime Rate Loans into, or continuation of a Term Loan consisting of Eurodollar Rate Loans as, a Loan consisting of Eurodollar Rate Loans is to be effective (and if the Loan to be continued is a Loan consisting of Eurodollar Rate Loans, such effective date shall be the last day of the Interest Period for the Loans comprising such Loan). Each such notice (a "Notice of Conversion or Continuation") shall (i) identify the Loan to be converted or continued, including the Type of Loans comprising such Loan, the aggregate outstanding principal balance thereof and, in the case of a Loan consisting of Eurodollar Rate Loans, the last day of the Interest Period therefor, (ii) specify the effective date of such conversion or continuation,
(iii) specify the aggregate principal amount of the Loans comprising such Loan to be converted or continued and, if converted, the Type or Types of Loan into which conversion of such principal amount or specified portions thereof is to be made, and (iv) in the case of any conversion into or continuation as a Loan consisting of Eurodollar Rate Loans, the Interest Period to be applicable thereto, and shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B (as such form is modified from time to time by the Agent), properly completed or otherwise in a form acceptable to the Agent, provided that if such written confirmation differs in any respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

               SECTION 5.8. Conversion or Continuation. Provided that no Default or Event of Default shall have occurred and be continuing (but subject to the provisions of Sections 5.7 and 5.9, the Borrower may request that all or any part of any outstanding Loans of one Type comprising a single Loan (a) be converted into Loans of any other Type provided for in this Agreement, or (b) be continued as Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of a conversion or continuation of a Loan comprised of Eurodollar Rate Loans, shall be the last day of the Interest Period applicable to such Loans), upon notice (which notice shall be irrevocable) given in accordance with Section 5.7.

               SECTION 5.9. Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans; Minimum Increments. Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Term Loan comprised of Eurodollar Rate Loans shall be as specified in the applicable notice of borrowing provided pursuant to Section 2.1 or Notice of Conversion or Continuation. The Borrower may elect a subsequent Interest Period to be applicable to the Eurodollar Rate Loans comprising a Loan by giving a Notice of Conversion or Continuation with respect to such Loans in accordance with Sections 5.7 and 5.8. If the Agent does not receive a notice of election in accordance with Section 5.7 with respect to the continuation of the Eurodollar Rate Loans comprising a Loan within the applicable time limits specified in said
Section 5.7, or if, when such notice must be given, a Default or Event of Default exists or Eurodollar Rate Loans are not available, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans in whole into a Prime Rate Loans on the last day of the then-current Interest Period therefor. Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Maturity Date. In no event shall the total number of Loans consisting of Eurodollar Rate Loans outstanding hereunder at any one time exceed two. Each Term Loan consisting of Eurodollar Rate Loans shall be in an amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

               SECTION 5.10. Changed Circumstances.

               (a) Illegality. If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make, fund or maintain Eurodollar Rate Loans hereunder, the Agent (upon the request of such Lender) shall so notify the Borrower of such event and the right of the Borrower to select Eurodollar Rate Loans for any subsequent Loan or in connection with any subsequent conversion or continuation of Advances comprising any Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Borrower shall forthwith prepay in full all Eurodollar Rate Loans then outstanding, with interest accrued thereon, unless the Borrower, within three Business Days of such notice from the Agent, requests the conversion of all Eurodollar Rate Loans then outstanding into Prime Rate Loans in accordance with Sections 5.7 and 5.9; provided, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Rate Loans, the Borrower shall also pay any amount due pursuant to Section 5.11.

               (b) Disruption in Market. If the Agent shall, at least one Business Day before the date of any requested borrowing or the date of any conversion or continuation of any existing Loans (each such requested borrowing or Loans to be converted or continued, a "Pending Loan"), notify the Borrower that the Eurodollar Rate for Eurodollar Rate Loans comprising such Pending Loan will not adequately reflect the cost to the Required Lenders of making or funding their Eurodollar Rate Loans for such Pending Loan, the right of the Borrower to select Eurodollar Rate Loans for such Pending Loan, any subsequent Loan or in connection with any subsequent conversion or continuation of Loans shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Loans comprising each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loans or a Loan consisting of Prime Rate Loans.

               (c) Increased Costs; Capital Adequacy. The Borrower agrees that if any Applicable Law now or hereafter in effect and whether or not presently applicable to any Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be lawful) or the interpretation or administration thereof by any Governmental Authority charged with administration thereof, shall (i)(A) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against anyLoan, (B) impose on any Lender any other condition regarding any Loan, this Agreement, any Note or the facilities provided hereunder or (C) impose or increase a requirement by such Lender (or such Lender's parent) to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) or (ii) subject such Lender to any taxes or similar charges (other than taxes on or measured by income of such Lender) on the recording, registration, notarization or other formalization of the Loans or the Notes, and the result of any circumstance referred to in clause
(i) or (ii) above shall be to increase the cost to such Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by such Lender or such Lender's rate of return on capital with respect to any Loan to a level below that which such Lender could have achieved but for such imposition, modification or deemed applicability by an amount deemed by such Lender (in the exercise of its reasonable judgment) to be material, then, upon demand by such Lender, the Borrower shall immediately pay to such Lender additional amounts which shall be sufficient to compensate such Lender for such increased cost, tax or reduced rate of return. The Borrower shall not be responsible to any Lender for any such costs incurred by such Lender as a result of any of the aforementioned events occurring more than 90 days prior to the Borrower's receipt of notice of such claim from such Lender.

               (d) Bank Certificate Conclusive. A certificate of a Lender claiming compensation under Section 5.10(c) shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such claim for compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution methods, applied on a non-discriminatory basis.

               SECTION 5.11. Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any Eurodollar Rate Loan is made on any day other than the last day of the Interest Period applicable to such Eurodollar Rate Advance or, after having given a Notice of Conversion or Continuation pursuant to Section 5.7 with respect to any Loan to consist of Eurodollar Rate Loans, such Loan is not converted or continued as a Loan consisting of Eurodollar Loans due to the Borrower's failure to borrow or to fulfill the applicable conditions set forth in Article 6, the Borrower shall pay to the Agent, for the account of each Lender an amount computed pursuant to the following formula:

                               L = (R - T) x P x D
                                ---------------
                                       360

L =     amount payable to the Agent
R =     interest rate on Eurodollar Rate Loan
T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the Interest Period applicable to such Loans and in approximately the same amount as such Loan can be purchased by a Lender on the day of such payment of principal or failure to borrow or convert or continue P = the amount of principal prepaid or the amount of the requested Loan D = the number of days remaining in the applicable Interest Period as of the date of such payment or the number of days of the requested Interest Period

The Borrower shall pay such amounts upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

               SECTION 5.12. Prepayment Penalty. In addition to the amounts, if any, payable pursuant to Section 5.11, if the Borrower prepays the Loans in full prior to May 2, 1998 for any reason with funds generated or received from sources other than the internal generation of cash flow, the Borrower shall pay to the Agent for the ratable benefit of the Lenders on such date of prepayment (in proportion to each Lender's Commitment Percentage), as liquidated damages and compensation for the costs of making funds available to the Borrower under this Agreement, and not as a penalty, an amount equal to $100,000.


        ARTICLE 6

        [intentionally left blank]



        ARTICLE 7

        REPRESENTATIONS AND WARRANTIES OF BORROWER

               SECTION 7.1. Representations and Warranties. The Borrower represents and warrants to the Agent and to the Lenders as follows:

               (a) Organization; Power; Qualification. The Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each of the Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation are listed on Schedule 7.1(a).

               (b) Capitalization. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable, and the number and owners of such shares of capital stock of the Borrower are set forth on Schedule 7.1(b). The issuance and sale of the Borrower's capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.

               (c) Subordinated Indebtedness. The Borrower has delivered to the Agent a complete and correct copy of all documents evidencing or relating to the Subordinated Indebtedness, and each of the representations and warranties given by the Borrower therein is true and correct in all material respects. The subordination provisions of the Subordination Agreement will be enforceable against each party thereto. All of the Secured Obligations constitute Senior Obligations (as defined in the Subordination Agreement) entitled to the benefits of subordination created under the Subordination Agreement.

               (d) Subsidiaries. Schedule 7.1(d) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on Schedule 7.1(d),

               (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares, and

               (ii) the outstanding stock and securities of each Subsidiary of the Borrower are owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower, or by the Borrower and one or more of its Wholly-Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever.

        The outstanding capital stock of each Subsidiary of the Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on
Schedule 7.1(d).

               (e) Authorization of Agreement, Notes, Loan Documents and Borrowing. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

               (f) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on Schedule 7.1(f), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                      (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,

                      (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries,

                      (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or

                      (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

               (g) Business. The Borrower is engaged principally in the business of the sale of tobacco and tobacco related products.

               (h)    Compliance with Law; Governmental Approvals.

                      (i) Except as set forth in Schedule 7.1(h), the Borrower and each of its Subsidiaries

                             (A)    has all Governmental Approvals, including
permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and

                             (B)    is in compliance with each Governmental
Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on the Borrower or any of its Subsidiaries and in respect of which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of the Borrower or such Subsidiary, as applicable.

                      (ii) Without limiting the generality of the above, except with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect on the Borrower or any of its Subsidiaries:

                             (A)    the operations of the Borrower and each of
its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

                             (B)    the Borrower and each of its Subsidiaries
has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and the Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

                             (C)    neither the Borrower nor any of its
Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

                             (D)    none of the operations of the Borrower or
of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

                             (E)    none of the present or past operations of
the Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

                             (F)    neither the Borrower nor any of its
Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent;

                             (G)    neither the Borrower nor any of its
Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

                             (H)    are in compliance in all material respects
with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there have been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent,
(2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment;

                             (I)    neither the Borrower nor any of its
Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of the Borrower or any of its Subsidiaries) relating to any Remedial Action or environmental related claim;

                             (J)    neither the Borrower nor any of its
Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                             (K)    neither the Borrower nor any of its
Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment;

                             (L)    no Environmental Lien has attached to any
of the Real Estate or other property of the Borrower or of any of its Subsidiaries;

                             (M)    the presence and condition of all
asbestos-containing material which is on or part of the Real Estate do not violate in any material respect any currently applicable requirement of Applicable Law; and

                             (N)    neither the Borrower nor any of its
Subsidiaries manufactures, distributes or sells, and has never manufactured, distributed or sold, products which contain asbestos-containing material.

                      (iii) the Borrower has notified the Lenders of the receipt by it or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or any of their respective properties.

               (i) Title to Properties. Except as set forth in Schedule 7.1(i), the Borrower and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate owned and other assets used in its business.

               (j) Liens. Except as set forth in Schedule 7.1(j), none of the properties and assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Borrower or any Subsidiary of the Borrower as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither the Borrower nor any Subsidiary of the Borrower has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on Schedule 7.1(j).

               (k) Indebtedness and Guaranties. Schedule 7.1(k) is a complete and correct listing of all (i) Indebtedness for Money Borrowed, and (ii) Guaranties of each of the Borrower and each of its Subsidiaries. Each of the Borrower and its Subsidiaries has performed and is in compliance with all of the terms of such Indebtedness and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists with respect to any such Indebtedness or Guaranty.

               (l) Litigation. Except as set forth on Schedule 7.1(l), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting the Borrower or such Subsidiaries or any of the Borrower's or any of its Subsidiaries, other properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower or any of its Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect on the Borrower or such Subsidiary, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

               (m) Tax Returns and Payments. Except as set forth on Schedule 7.1(m), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of the Borrower and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and the Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 10.6. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect on the Borrower.

               (n) Burdensome Provisions. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which might have a Materially Adverse Effect on the Borrower or any of its Subsidiaries.

               (o) Financial Condition. The financial statements and financial information provided to the Lenders, consisting of, among other things, (i) an audited consolidated balance sheet of the Borrower dated as of March 31, 1995, together with related consolidated statements of income, retained earnings and cash flows, certified by Deloitte & Touche, certified public accountants, as true and correct, fairly represent the financial condition of the Borrower as of such date; such financial statements were prepared in accordance with GAAP applied on a consistent basis; and since the date of such financial statements there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect on the Borrower and the financial statements referenced above; and (ii) an internally prepared consolidated balance sheet of the Borrower and WAA dated as of December 31, 1995, together with related consolidated statements of income, retained earnings and cash flows, fairly represent the financial condition of the Borrower and WAA as of such date; such financial statements were prepared in accordance with GAAP applied on a consistent basis; and since the dates of such financial statements there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect on the Borrower or WAA and the financial statements referenced above.

               (p) Adverse Change. Since the date of the last financial statements of the Borrower delivered to the Agent pursuant to Section 7.1(o)(i),

                      (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, and

                      (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect on the Borrower.

               (q)    ERISA.

                      (i) Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 7.1(q).

                      (ii) No Benefit Plan has been terminated or partially terminated, and no Multiemployer Plan is insolvent or in reorganization, nor have any proceedings been instituted to terminate any Benefit Plan or to reorganize any Multiemployer Plan.

                   (iii) Neither the Borrower nor any Related Company has withdrawn from any Benefit Plan or Multiemployer Plan, nor has a condition occurred which if continued would result in a withdrawal.

                      (iv) Neither the Borrower nor any Related Company has incurred any withdrawal liability, including contingent withdrawal liability, to any Multiemployer Plan pursuant to Title IV of ERISA.

                      (v) Neither the Borrower nor any Related Company has incurred any liability to the PBGC other than for required insurance premiums which have been paid when due.

                      (vi) No Reportable Event has occurred with respect to a Plan.

                      (vii) No Benefit Plan has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in
Section 412 of the Internal Revenue Code.

                   (viii) Each Plan is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any communication from a governmental agency asserting that a Plan is not in compliance with ERISA.

                      (ix)   Each Plan which is intended to be a qualified
Plan has been determined by the IRS to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect or will be submitted to the IRS for such determination prior to the end of the remedial amendment period under
Section 401(b) of the Internal Revenue Code and the regulations promulgated thereunder and neither the Borrower nor any Related Company knows or has reason to know why each such Plan should not continue to be so qualified, and each trust related to such Plan that has been submitted to the IRS for determination of exempt status has been determined to be exempt from federal income tax under
Section 501(a) of the Internal Revenue Code or will be submitted to the IRS for a determination of exempt status.

                      (x) Except as provided on Schedule 7.1(q), neither the Borrower nor any Related Company maintains or contributes to any employer welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by
Section 601 of ERISA.

                      (xi) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lender is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                      (xii) Neither the Borrower nor any Related Company has failed to make a required installment under Subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                      (xiii) Neither the Borrower nor any Related Company is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                      (xiv) Neither the Borrower, nor any Related Company, nor any other "party-in-interest" or "disqualified person" has engaged in a nonexempt "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code and Section 406 of ERISA, in connection with any Plan or has taken or failed to take any action which would constitute or result in a Termination Event.

                      (xv) Neither the Borrower nor any Related Company has failed to comply with the health care continuation coverage requirements of
Section 4980B of the Internal Revenue Code in respect of employees and former employees of such Borrower or such Related Company and their dependents and beneficiaries which alone or in the aggregate would subject such Borrower or such Related Company to any material liability.

                      (xvi)  Neither the Borrower nor any Related Company has
(i) failed to make a required contribution or payment to a Multiemployer Plan or
(ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as provided on Schedule 7.1(q), to the best knowledge of the Borrower after due inquiry, neither the Borrower nor any Related Company shall have any obligation to (A) make contributions to any Multiemployer Plan on or after the Effective Date, or (B) pay withdrawal liability to any Multiemployer Plan in an amount in excess of a "de minimis amount" as such term is defined in Section 4209 of ERISA.

               (r) Absence of Defaults. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

                      (i) which constitutes a Default or an Event of Default, or

                      (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary.

               (s)    Accuracy and Completeness of Information.

                      (i) All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect upon the Borrower or any of its Subsidiaries which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 7.1(o), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                      (ii) The Borrower has no reason to believe that any document furnished or written statement made to the Agent or any Lender by any Person other than the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

               (t) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, the transactions contemplated by this Agreement, the Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and the Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

               (u)    Receivables.

                      (i)    Status.

                             (A)    Each Receivable reflected in the
computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables set forth in the Revolving Credit Agreement, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

                             (B)    The Borrower has no knowledge of any fact
or circumstance not disclosed to the Lender in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Receivable of $5,000 or more or of Receivables which (regardless of the individual amount thereof) aggregate $50,000 or more.

                      (ii) Chief Executive Office. The chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on Schedule 7.1(u); the Borrower has not maintained its chief executive office or books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on Schedule 7.1(u).

               (v)    Inventory.

                      (i) Schedule of Inventory. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to the Lender pursuant to Section 9.12 meets the criteria enumerated in the definitions of Eligible Committed Leaf Inventory, Eligible Cut Rag Inventory and Eligible Uncommitted Leaf Inventory of the Revolving Credit Agreement, except as disclosed in such Schedule of Inventory or Borrowing Base Certificate or in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Agent.

                      (ii) Condition. All Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in Section 7.1(o) or delivered pursuant to Article 11 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to
Section 9.12(b).

                      (iii) Location. All Inventory is located on the premises set forth on Schedule 7.1(v) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Agent; the Borrower has not, in the last year, located such Inventory at premises other than those set forth on Schedule 7.1(v).

               (w) Equipment. All Equipment is in good order and repair in all material respects and is located on the premises set forth on Schedule 7.1(w).

               (x) Real Property. The Borrower owns no Real Estate and leases no Real Estate other than that described on Schedule 7.1(x) and other than Real Estate acquired or leased after the Effective Date for which the Borrower has complied with the requirements of Section 9.14.

               (y) Corporate and Fictitious Names. Except as otherwise disclosed on Schedule 7.1(y), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

               (z) Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

               (aa) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

               (bb) Employee Relations. The Borrower and each of its Subsidiaries has a stable work force in place and is not, except as set forth on
Schedule 7.1(bb), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's or any of its Subsidiaries' employees, and the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving the Borrower's or any of its Subsidiaries' employees.

               (cc) Proprietary Rights. Schedule 7.1(cc) sets forth a correct and complete list of all of the Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.1(cc) or as entered into in the sale or distribution of the Borrower's Inventory in the ordinary course of business. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on
Schedule 7.1(cc) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

               (dd) Trade Names. All trade names or styles under which the Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 7.1(dd).

               SECTION 7.2. Survival of Representations and Warran-ties, Etc. All representations and warranties set forth in this Article 7 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations' and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.


        ARTICLE 8

        SECURITY INTEREST


               SECTION 8.1.  Security Interest.

               (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of itself as Agent and for the pro rata benefit of the Lenders (in proportion to each Lender's ownership of all Secured Obligations from time to time), and grants to the Agent, for the benefit of itself as Agent and for the pro rata benefit of the Lenders (also in such proportion), a continuing security interest in, and a continuing Lien upon, all of the Collateral.

               (b) As additional security for all of the Secured Obligations, the Borrower grants to the Agent, for the benefit of itself as Agent and the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders, all of the Borrower's right, title and interest in and to, any deposits or other sums, at any time credited by or due from each Lender and each Affiliate of a Lender to the Borrower, or credited by or due from any participant of any Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. The Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of setoff. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and the Borrower hereby irrevocably appoints Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

               (c) As additional security for all of the Secured Obligations, the Borrower hereby assigns to the Agent for the ratable benefit of the Lenders (in proportion to each Lender's ownership of all Secured Obligations from time to time) its rights to proceeds arising under any Foreign Receivable Support Letter of Credit now existing or hereafter arising. The Borrower shall deliver to the Agent all original Foreign Receivable Support Letters of Credit. Immediately upon its receipt of any Foreign Receivable Support Letter of Credit, and prior to the presentation of any draw thereunder, the Borrower shall provide to the issuer of each such Foreign Receivable Support Letter of Credit (i) written notification, with a conformed copy to the Agent, that the Borrower has assigned such Foreign Receivable Support Letter of Credit to the Agent, providing such issuer sufficient information to identify reasonably the credit so assigned, and (ii) requesting and directing the issuer to pay the Agent as assignee upon any draw under such Foreign Receivable Support Letter of Credit. For the purposes of this Agreement, the term "Foreign Receivable Support Letter of Credit" shall mean any letter of credit issued in favor of the Borrower as beneficiary to support the payment of any receivable due from a foreign entity or person.

               SECTION 8.2.  Continued Priority of Security Interest.

               (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

               (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 8.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

                      (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

                      (ii) obtaining, after the Agreement Date, landlords' and mortgagees, releases, subordinations or waivers, and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

                      (iii) delivering to the Agent, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

                      (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

               (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in Section 8.2(b). The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is insufficient as a financing statement.

               (d) The Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.


        ARTICLE 9

        COLLATERAL COVENANTS


               Until all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in Section 16.11:

               SECTION 9.1.  Collection of Receivables.

               (a) At the request of the Agent, the Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. The Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, the Borrower will:

                      (i) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox,

                      (ii) advise each other Account Debtor that makes payment to the Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account, and

                      (iii) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to the Borrower via a specified Lockbox.

               (b) The Borrower and the Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Agent at the Agent's Office:

                      (i) for application, on account of the Secured Obligations, as provided in Sections 2.3(c), 13.2, and 13.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. (Atlanta time) and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and

                      (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Controlled Disbursement Account.

               (c) Any monies, checks, notes, drafts or other payments referred to in subsection (a) of this Section 9.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the Borrower will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement.

               SECTION 9.2. Verification and Notification. The Agent shall have the right at any time and from time to time,

               (a) in the name of the Agent, the Lenders or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

               (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

               (c) to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

               SECTION 9.3.  Disputes, Returns and Adjustments.

               (a) In the event any amounts due and owing under any Receivable for an amount in excess of $1,000,000 are in dispute between the Account Debtor and the Borrower, the Borrower shall provide the Agent with prompt written notice thereof.

               (b) The Borrower shall notify the Agent promptly of all returns and credits in excess of $50,000 in respect of any Receivable, which notice shall specify the Receivable affected.

               (c) The Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; provided that (i) no such action results in the reduction of more than $50,000 in the amount payable with respect to any Receivable or of more than $250,000 with respect to all Receivables in any fiscal year of the Borrower (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Borrower's business and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

               SECTION 9.4.  Invoices.

               (a) The Borrower will not use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date without giving the Agent 30 days, prior notice of the intended use of a different form of invoice together with a copy of such different form.

               (b) Upon the request of the Agent, the Borrower shall deliver to the Agent, at the Borrower's expense, copies of customers, invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

               SECTION 9.5. Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

               SECTION 9.6. Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of Applicable Law.

               SECTION 9.7.  Ownership and Defense of Title.

               (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

               (b) The Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

               SECTION 9.8.  Insurance.

               (a) The Borrower shall at all times maintain insurance on the Inventory against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent. The Borrower will not use or permit the Inventory to be used in violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.

               (b) All insurance policies required under Section 9.8(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

                      (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders,

                      (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

                      (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least ten days, prior written notice given to the Agent.

               (c) Any proceeds of insurance referred to in this Section 9.8 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

               SECTION 9.9.  Location of Offices and Collateral.

               (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent 60 days' prior written notice thereof.

               (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the Borrower at the locations set forth in Schedule 7.1(v), and shall not, without the prior written consent of the Agent, be removed therefrom except pursuant to sales of Inventory permitted under Section 9.7(a).

               (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the account of the Lenders, subject to the instructions of the Agent.

               SECTION 9.10. Records Relating to Collateral.

               (a)    The Borrower will at all times

                      (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and

                      (ii) keep complete and accurate records of all other Collateral.

               (b)  The  Borrower  will  prepare  a  physical   listing  of  all
Inventory, wherever located, at least annually.

               SECTION 9.11. Inspection. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to

               (a) visit the properties of the Borrower and its Subsidiaries, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accounts, all during customary business hours at such premises;

               (b) discuss the Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries, (i) principal officers, (ii) independent accountants, and
(iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers);

               (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral (other than Receivables) and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

The  Borrower  will deliver to the Agent,  for the benefit of the  Lenders,  any
instrument   necessary  for  it  to  obtain  records  from  any  service  bureau maintaining records on behalf of the Borrower.

               SECTION 9.12. Information and Reports.

               (a) Schedule of Receivables. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the 15th Business Day of each calendar month thereafter a Schedule of Receivables which

                      (i) shall be as of the last Business Day of the immediately preceding month,

                      (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and

                   (iii) shall set forth a detailed aged trial balance of all its then existing Receivables, specifying the names, countries and balance due for each Account Debtor obligated on a Receivable so listed.

               (b) Schedule of Inventory. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the 20th day of each calendar month thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding month of the Borrower, itemizing and describing the kind, type and quantity of Inventory, the Borrower's cost thereof and the location thereof.

               (c) Borrowing Base Certificate. The Borrower shall deliver to the Agent a Borrowing Base Certificate at least weekly or less frequently at the discretion of the Agent.

               (d) Notice of Diminution of Value. The Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $200,000 in the value of any of its Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to Article 11.

               (e) Additional Information. The Agent may in its discretion from time to time request that the Borrower deliver the schedules, certificates described in Sections 9.12(a), (b) and (c) more or less often and on different schedules than specified in such Sections and the Borrower will comply with such requests. The Borrower will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or such Lender may from time to time reasonably request.

               SECTION 9.13. Power of Attorney. The Borrower hereby appoints the Agent as its attorney, with power

               (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and

               (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent or any Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

               SECTION 9.14. Additional Real Estate Leases. Promptly upon the Borrower's entry into any lease of Real Estate (other than a lease conveying an interest in Real Estate, which shall be subject to the provisions of clause (a) above), the Borrower shall collaterally assign to the Agent, for the benefit of itself and the Lenders, the Borrower's interest in such lease, in form and substance satisfactory to the Agent. The Borrower shall also deliver to the Agent an executed landlord's waiver and consent with respect to such lease in form and substance satisfactory to the Agent.

               SECTION 9.15. Assignment of Claims Act. Upon the request of the Agent, the Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.


        ARTICLE 10

        AFFIRMATIVE COVENANTS


               Until all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in
Section 16.11, the Borrower will, and will cause each of its Subsidiaries to:

               SECTION 10.1. Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

               SECTION 10.2. Compliance with Applicable Law. Comply with all Applicable Law relating to the Borrower or such Subsidiary except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established.

               SECTION 10.3. Maintenance of Property. In addition to, and not in derogation of, the requirements of Section 9.7 and of the Security Documents,

               (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

               (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

               SECTION 10.4. Conduct of Business. At all times carry on its business in an efficient manner and engage in only the business described in
Section 7.1(g).

               SECTION 10.5. Insurance. Maintain, in addition to the coverage required by Section 9.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

               SECTION 10.6. Payment of Taxes and Claims. Pay or discharge when due

               (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

               (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower;

except that this Section 10.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

               SECTION 10.7. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

               SECTION 10.8. Use of Proceeds.

               (a) Use the proceeds of the Term Loans to pay amounts indicated on Schedule 10.8 to the Persons indicated thereon, and

               (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

               SECTION 10.9. Hazardous Waste and Substances; Environmental Requirements.

               (a) In addition to, and not in derogation of, the requirements of
Section 10.2 and of the Security Documents, comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of the Borrower's failure to perform its obligations under this Section 10.9.

               (b) Whenever the Borrower gives notice to the Agent pursuant to this Section 10.9 with respect to a matter that reasonably could be expected to result in liability to the Borrower in excess of $50,000.00 in the aggregate, the Borrower shall, at the Agent's request and the Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring the Borrower into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

               SECTION 10.10. CRES Management Fees. Cause CRES to distribute to the Borrower, within forty-five (45) days after the end of each calendar month, management fees equal to 90% of CRES's net income for such month (calculated before the payment or accrual of taxes and management fees).


        ARTICLE 11

        INFORMATION

               Until all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 16.11, the Borrower will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to Section 16.1:

               SECTION 11.1. Financial Statements.

               (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidating and Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of earnings, shareholders' equity and statement of cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year of the Borrower, reported on, as to such Consolidated statements, without qualification as to the scope of the audit or the status of the Borrower as a "going concern", by independent certified public accountants of nationally recognized standing; and

               (b) Monthly Financial Statements. As soon as available after the end of each month, but in any event within 45 days after the end of each month, copies of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of earnings and cash flows for the Borrower and its Consolidated Subsidiaries for such month and for the portion of the fiscal year of the Borrower through such month, certified by a Financial Officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower (subject to normal year-end audit adjustments);all such financial statements to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

               SECTION 11.2. Accountants' Certificate. Together with the financial statements referred to in Section 11.1(a), the Borrower shall deliver a certificate of such accountants addressed to the Agent

               (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

               (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in Sections 12.1, 12.2, 12.5, 12.10 and 12.11, as at the date of such financial statements.

               SECTION 11.3. Officer's Certificate. At the time that the Borrower furnishes the financial statements pursuant to Section 11.1(b) for any month that is the last month of a fiscal quarter of the Borrower, the Borrower shall also furnish a certificate of its President or a Financial Officer

               (a) setting forth as at the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 12.1, 12.2, 12.5, 12.10 and 12.11, as at the end of each respective period,

               (b) stating that the information on the schedules to this Agreement are complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules, and

               (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

               SECTION 11.4. Copies of Other Reports.

               (a) As soon as available, but no later than June 30 of any fiscal year, projections on a monthly basis of (i) anticipated financial performance of the Parent Guarantor and the Borrower for such fiscal year and (ii) projected Availability for such fiscal year.

               (b) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report.

               (c) As soon as practicable, copies of all financial statements and reports that the Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission.

               (d) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that the Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Borrower's records by their respective internal auditors. The rights of the Agent and the Lenders under this Section 11.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

               (e) If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

                 SECTION 11.5. Notice of Litigation and Other Matters. Prompt notice of:

               (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries, properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect on the Borrower or any of its Subsidiaries,

               (b) any amendment of the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries,

               (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which has had or may have, singly or in the aggregate, a Materially Adverse Effect on the Borrower or any of its Subsidiaries and any change in the executive officers of the Borrower, and

               (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound.

               SECTION 11.6. ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

               (a) any Termination Event with respect to a Plan has occurred or will occur, or

               (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $0, or

               (c) the Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or a Financial Officer of the Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

               SECTION 11.7. Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this Article 11 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

               SECTION 11.8. Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to Section 11.3(b) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

               SECTION 11.9. Subordinated Indebtedness Certificate. Not less than five Business Days prior to any scheduled payment of any principal of, or interest or other amounts on, the Subordinated Indebtedness, and as a condition precedent to making such payment, the Borrower shall furnish a certificate of its President or a Financial Officer stating:

               (a) that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment, both with and without giving effect to the making of such payment, and

               (b)    the amount of principal and interest to be paid.


        ARTICLE 12

        NEGATIVE COVENANTS

               Until all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 16.11, the Borrower will not directly or indirectly and, in the case of Sections
12.2 through 12.16, will not permit its Subsidiaries to:

               SECTION 12.1. Financial Ratios.  Permit:

               (a) Minimum Tangible Net Worth. Tangible Net Worth as of the last day of any fiscal year (commencing with the fiscal year ending March 31, 1996) to be less than an amount equal to the sum of (i) Tangible Net Worth as of the first day of such fiscal year plus (ii) an amount equal to the greater of (A) 95% of Net Income of the Borrower and its Subsidiaries for such fiscal year or
(B) $2,000,000.00. Notwithstanding the above, for fiscal year 1996, the amount in (ii)(A) above shall be reduced by the amount of intangible loan costs to obtain the Revolving Credit Facility and the JTI Letter of Credit Facility.

               (b) Ratio of Consolidated Total Liabilities to Tangible Net Worth. The ratio of (x) total Consolidated Liabilities of the Borrower and its Consolidated Subsidiaries minus Subordinated Indebtedness to (y) Tangible Net
Worth of the Borrower and its Consolidated Subsidiaries plus Subordinated Indebtedness at any time to be equal to or greater than (i) 2.0 to 1.0 as of June 30, 1996 or June 30, 1997, (ii) 4.0 to 1.0 as of September 30, 1996 or
September 30, 1997, (iii) 3.25 to 1.0 as of December 31, 1996 or December 31, 1997, (iv) 2.0 to 1.0 as of March 31, 1997 or March 31, 1998 or (v) 4.0 to 1.0
at any time.

               (c)  Coverage  Ratio.  As  of  the  end  of  any  fiscal  quarter
(commencing with the fiscal quarter ending June 30, 1996), the ratio of (x) Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries for the four fiscal quarterly periods ending on such fiscal quarter end minus Capital Expenditures of the Borrower and its Consolidated Subsidiaries for such four fiscal quarterly periods to (y) the sum of the Current Maturities of the Consolidated Long-Term Liabilities of the Borrower and its Consolidated Subsidiaries plus Required Interest Expense of the Borrower and its Consolidated Subsidiaries for the four fiscal quarterly periods ending on such fiscal quarter end to be less than 1.35 to 1, in each case determined in accordance with GAAP.

               (d) Losses. Cumulative year-to-date Net Losses in any fiscal year to exceed $1,750,000.

               SECTION 12.2. Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this Section 12.2 shall not apply to:

               (a) Indebtedness of the Borrower for Money Borrowed represented by the Loans and the Notes,

               (b) Indebtedness for Money Borrowed reflected on Schedule 7.1(k), excluding any such Indebtedness that is to be paid in full on the Effective Date,

               (c)    Permitted Purchase Money Indebtedness, and

               (d) inter-company Indebtedness among the Borrower and its Subsidiaries.

               SECTION 12.3. Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person (excluding specifically therefrom (i) endorsements in the ordinary course of business of negotiable instruments for deposit or collection, or (ii) guarantees by the Borrower of the European Debt provided the obligations of the Borrower under such guarantees are subordinated to the Secured Obligations pursuant to subordination agreements in form and substance satisfactory to the Lenders).

               SECTION 12.4. Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments and any of the inter-company transactions permitted by Section 12.18.

               SECTION 12.5. Capital Expenditures. Make or incur any Capital Expenditures in the aggregate in excess of $2,500,000.00 during any fiscal year (computed on a non-cumulative basis).

               SECTION 12.6. Restricted Dividend Payments and Purchases, Etc. Declare or make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase.

               SECTION 12.7. Consolidation, Merger, Sale or Purchase of Assets, etc.. Dissolve, liquidate, or wind up its or any Subsidiary's affairs, or enter into any transaction of merger or consolidation, or enter into any receivables sale program, or sell, transfer, lease or otherwise dispose of all or any part of its or any Subsidiary's property or assets (other than in the ordinary course of business for fair consideration).

               SECTION 12.8. Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to the Borrower or any of its Subsidiaries than would be the case if such transaction had been effected with a Person not an Affiliate.

               SECTION 12.9. Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

               SECTION 12.10.Capitalized Lease Obligations. Incur or permit to exist any Capitalized Lease Obligations if such Capitalized Lease Obligation when added to existing Capitalized Lease Obligations and Permitted Purchase Money Indebtedness of the Borrower would exceed $250,000 in the aggregate.

               SECTION 12.11.Operating Leases. Enter into any operating Lease if the aggregate annual rental payable under all Operating Leases of the Borrower and its Subsidiaries would exceed $1,000,000 in the aggregate at any time after the Effective Date.

               SECTION 12.12.Real Estate Leases. Enter into any real property lease, including a lease relating to the Real Estate occupied by the Borrower or any of its Subsidiaries on the Effective Date, without the prior written consent of the Agent.

               SECTION 12.13.Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty.

               SECTION 12.14.Sales and Leasebacks. Enter into any arrangement with any Person providing for the Borrower's or any Subsidiary's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower or such Subsidiary to such Person.

               SECTION 12.15.Subordinated Indebtedness. (i) Amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Indebtedness to the extent any such amendment or modification would be adverse to the issuer thereof or to the interests of the Lenders, (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any Subordinated Indebtedness or (iii) make any payment, prepayment, redemption, acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness other than in accordance with the terms of the Subordination Agreement.

        SECTION 12.16.Management Fees. Pay management fees to the Parent Guarantor in violation of any of the following terms:

               (i) until such time as the Borrower has delivered to the Agent its draft unqualified audited financial statements for a fiscal year as prepared by independent certified public accountants selected by the Borrower and satisfactory to the Lenders and certified by the Borrower (the "Draft Audited Financial Statements"):

               (A) aggregate management fees paid by the Borrower for the first eleven fiscal months of such fiscal year shall not exceed 55% of the Borrower's Net Income before taxes and before deductions for management fees for such eleven months as reflected on the Borrower's internally prepared financial statements for such months; plus

               (B) management fees paid by the Borrower for the last fiscal month of such fiscal year shall not exceed 55% of the Borrower's projected Net Income before taxes and before deductions for management fees for such last fiscal month as reflected on the Borrower's projections for such month, with such projected Net Income for such last fiscal month to be based upon:

                             (1)    actual sales for such last fiscal month
booked through the 25th of such last fiscal month;

                             (2)    sales/shipments reasonably projected to be
made through the last day of such last fiscal month;

                             (3)    all gross margin projections are to be
based on current customer margins experienced by the Borrower;

                             (4)    any other expenses, including operating
expenses, are to be based on current margins experienced by the Borrower;

               (ii) on and after the date the Borrower has delivered to the Agent the Draft Audited Financial Statements for any fiscal year, aggregate management fees paid by the Borrower to the Parent Guarantor for such fiscal year shall not exceed 70% of the Borrower's Net Income before taxes and before deductions for management fees as reflected on such Draft Unqualified Audited Financial Statements for such fiscal year;

               (iii) the Borrower shall not make any of the foregoing management fee payments unless prior to the making of any such payment, the Borrower delivers to the Agent a certificate (in form satisfactory to the Agent) from its President or Financial Officer certifying that the Borrower is in compliance with all of the terms and provisions of this Agreement (including, without limitation, the foregoing provisions) as of the date of the making of such payment; and

               (iv) Notwithstanding anything to the contrary contained in the foregoing subsections (i) and (ii), aggregate management fees paid by the Borrower to the Parent Guarantor for any fiscal year shall not exceed 70% of the Borrower's Net Income before taxes and before deductions for management fees for such fiscal year as reflected on the Borrower's unqualified audited financial statements for such fiscal year (A) prepared by independent certified public accountants selected by the Borrower and satisfactory to the Lenders and (B) certified by the Borrower.

               SECTION 12.17.Uncommitted Leaf Inventory. Permit Uncommitted Leaf Inventory to exceed $10,000,000 at any time.

               SECTION 12.18.Intercompany Transactions. (i) Permit Subordinated Indebtedness to the Parent Guarantor to be less than $15,000,000 at any time outstanding, (ii) make any payments after the occurrence of a Default or Event of Default to any Affiliate on account of any trade payables to such Affiliate and (iii) permit receivables from Affiliates (excluding the Special Receivable) less payables to Affiliates to be greater than $11,000,000 at any time; provided, however, so long as no Default or Event of Default then exists, the Agents may in their sole discretion approve an increase in such $11,000,000 amount to an amount up to $18,000,000 on account of prepayments of tobacco purchased from its Affiliates and on account of other short term arms-length transactions with its Affiliates.

               SECTION 12.19. Loans and Advances to CRES. Permit the outstanding principal balance of all loans and advances to CRES to exceed $1,250,000.00 at any time.


        ARTICLE 13

        DEFAULT

               SECTION 13.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

               (a) Default in Payment. The Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

               (b) Other Payment Default. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation.

               (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

               (d) Default in  Performance.  The Borrower  shall  default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrower, contained in this Agreement (other than as specifically provided for otherwise in this Section 13.1).

               (e)    Indebtedness Cross-Default.

                             (i)    The Borrower or any Subsidiary of the
Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans and the Revolving Credit Loans) in an amount in excess of $250,000.00, or

                             (ii)   the maturity of any such Indebtedness
shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or

                   (iii) any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrower shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

               (f) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the sole judgment of the Agent (to be exercised in good faith) have a Materially Adverse Effect on the Borrower or any of its Subsidiaries; provided, however, that for the purposes of this provision where such a default could result only in a monetary loss, a Material Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $250,000.00.

               (g) Voluntary Bankruptcy Proceeding. The Borrower, the Parent Guarantor or any of their respective Subsidiaries shall

                             (i)    commence a voluntary case under the
federal bankruptcy laws (as now or hereafter in effect),

                             (ii)   file a petition seeking to take advantage
of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                             (iii)  consent to or fail to contest in a timely
and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                             (iv)   apply for or consent to, or fail to
contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

                             (v)    admit in writing its inability to pay its
debts as they become due,

                             (vi)   make a general assignment for the benefit
of creditors, or

                             (vii)  take any corporate action for the purpose
of authorizing any of the foregoing.

               (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, the Parent Guarantor or any of their respective Subsidiaries in any court of competent jurisdiction seeking

                             (i)    relief under the federal bankruptcy laws
(as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

                             (ii)   the appointment of a trustee, receiver,
custodian, liquidator or the like of the Borrower, the Parent Guarantor or any of their respective Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Borrower, the Parent Guarantor or any of their respective Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower, the Parent Guarantor or any of their respective Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

               (i) Failure of Agreements. The Borrower or any Guarantor shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state its intention to make such a challenge in writing, or any Loan Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

               (j) Judgment. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $250,000.00 or more shall be entered against the Borrower or any Guarantor by any court and such judgment or order shall continue undischarged or unstayed for 10 days.

               (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $250,000.00 in value shall be issued against any property of the Borrower or any Guarantor and such warrant or process shall continue undischarged or unstayed for 10 days.

               (l) Loan Documents. Any event of default under any Loan Document shall occur or the Borrower or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrower or any Guarantor under, any Loan Document; provided, however that no event of default under any Loan Document shall be deemed to have occurred until any notice required under such Loan Document has been given and any grace period granted under such Loan Document has expired.

               (m)    ERISA.

                             (i)    Any Termination Event with respect to a
Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess if the property of the Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, or

                             (ii)   any Plan shall incur an "accumulated
funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA, or

                             (iii)  the Borrower is in "default" (as defined
in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

               (n) Change in Ownership/Control/Key Management. (i) There shall occur a change of ownership of the Borrower or any Subsidiary Guarantor or (ii) any Person other than Ery W. Kehaya (or his estate or heirs) shall possess, directly or indirectly, the power to (A) vote 25% or more of the securities having ordinary voting power for the election of directors of the Parent Guarantor or (B) direct or cause direction of the management and policies of the Parent Guarantor, whether through the ownership of voting securities, by contract or otherwise.

               (o) General Insecurity. The occurrence of any event or condition which, in the discretion of the Required Lenders, constitutes a material adverse change in the business, condition (financial or otherwise) or results of operation of the Borrower which materially and adversely affects the ability of the Borrower to perform its obligations to the Lender under this Agreement or the Loan Documents.

               (p) Non-U.S. Credit Facilities. The failure of the Parent Guarantor and its Subsidiaries to have credit facilities in place to adequately finance the non-U.S. tobacco business of the Parent Guarantor and its Subsidiaries or the wool business of the Parent Guarantor and its Subsidiaries, in either case as determined by the Agents in their sole discretion exercised in good faith.

               (q) Termination of Revolving Credit Facility. The termination of the Revolving Credit Facility.

               (r) Cross-Default to Revolving Credit Agreement. The occurrence of a Default or an Event of Default under the Revolving Credit Agreement.

               SECTION 13.2. Remedies.

               (a) Automatic Acceleration of Facilities. Upon the occurrence of an Event of Default specified in Section 13.1(g) or (h), the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding.

               (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                             (i)    declare the principal of and interest on
the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                             (ii)   notify, or request the Borrower to notify,
in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any
Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by the
Borrower  in  the  identical   form   received,   together  with  any  necessary
endorsements;

                   (iii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys, fees, shall constitute
Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                             (iv)   enter upon any premises in which Inventory
may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                             (v)    require the Borrower to and the Borrower
shall, without charge to the Agent or any Lender, assemble the Inventory and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

                             (vi)   at the expense of the Borrower, cause any
of the Inventory to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                             (vii)  without notice, demand or other process,
and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                             (viii) exercise any and all of its rights under
any and all of the Security Documents;

                             (ix)   apply any Collateral consisting of cash to
the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                             (x)    establish or cause to be established one
or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

                             (xi)   exercise all of the rights and remedies of
a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               SECTION 13.3. Application of Proceeds. Subject to the terms of the Intercreditor Agreements, all proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

               (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

               (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) as the Agent may elect,

               (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

               SECTION   13.4.   Power  of   Attorney.   In   addition   to  the
authorizations granted to the Agent under Section 9.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower, the Agent or the Lenders,

                             (i)    demand payment of the Receivables,

                             (ii)   enforce payment of the Receivables by
legal proceedings or otherwise,

                             (iii)  exercise all of the Borrower's rights and
remedies with respect to the collection of Receivables,

                             (iv)   settle, adjust, compromise, extend or
renew any or all of the Receivables,

                             (v)    settle, adjust or compromise any legal
proceedings brought to collect the Receivables,

                             (vi)   discharge and release the Receivables or
any of them,

                             (vii)  prepare, file and sign the name of the
Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                             (viii) prepare, file and sign the name of the
Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                             (ix)   endorse the name of the Borrower upon any
chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

                             (x)    use the stationery of the Borrower and
sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

                             (xi)   open the Borrower's mail,

                   (xii) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and

                    (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower has access.

               SECTION 13.5. Miscellaneous Provisions Concerning Remedies.

               (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

               (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

               (c) Limitation of Liability. Nothing contained in this Article 13 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Borrower for actions taken pursuant to this
Article 13, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act reasonably and in good faith.

               (d) Appointment of Receiver. In any action under this Article 13, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.


        ARTICLE 14

        ASSIGNMENTS

               SECTION 14.1. Successors and Assigns; Participations.

               (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) the Agents consent to each such assignment (such consent not to be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Acceptance, together with any Note or Notes subject to such assignment and such assignee's pro rata share of the Agent's syndication expenses (pro rata in proportion to the share purchased by such assignee relative to all assigned shares), (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (v) the representation contained in Section 14.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

               (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.1(o) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrower, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be cancelled and returned to the Borrower.

               (f) The Lenders may not sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement.

               (g) Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 14.1, disclose to the assignee or proposed assignee any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or proposed assignee shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

               SECTION 14.2. Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.


        ARTICLE 15

        AGENT

               SECTION 15.1. Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. (South) as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Agent, as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

               SECTION 15.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               SECTION 15.3. Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under an obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

               SECTION 15.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section
14.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

               SECTION 15.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               SECTION 15.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               SECTION 15.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, reasonably incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(i) resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to Section 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 14.1, at a time before such assignment; or (ii) constituting ordinary overhead costs and expenses incurred by the Agent in the administration of the Loans under the Loan Documents, all of which shall be borne by the Agent; but this shall not include any costs, expenses, fees or disbursements (A) which are incurred by outside agencies or attorneys retained by the Agent to effect collection of the Secured Obligations or any Collateral, (B) which are incurred by the Agent on account of the Agent's employees reasonably assigned to conduct field examinations or to effect collection of the Secured Obligations or any Collateral or (C) which the Agent may reasonably incur in enforcing any right or remedy under the Loan Documents, in collecting any of the Secured Obligations, or in maintaining, preserving, protecting or realizing upon any Collateral, all of which shall be shared by the Agent and each Lender pro rata in accordance with their respective Commitments at the date such costs, expenses, fees or disbursements are incurred. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

               SECTION 15.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Guarantor and their respective Subsidiaries as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

               SECTION 15.9. Successor Agent. The Agent may resign as Agent upon thirty days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. The effective date of the Agent's resignation shall in all cases be postponed until a successor agent has been appointed. After any retiring Agent's resignation hereunder as Agent, the provisions of Section 15.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

               SECTION 15.10.Notices from Agent to Lenders. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrower (but which the Borrower is not required to supply directly to the Lenders).


        ARTICLE 15-A

        Co-Agent

               SECTION 15-A.1. Appointment of Co-Agent. Each of the Lenders hereby irrevocably designates and appoints First Union Commercial Corporation as the Co-Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Co-Agent, as the Co-Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Co-Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Co-Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Co-Agent.

               SECTION 15-A.2. Delegation of Duties. The Co-Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Co-Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               SECTION 15-A.3. Exculpatory Provisions. Neither the Co-Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Co-Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Co-Agent shall not be under an obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

               SECTION 15-A.4. Reliance by Co-Agent. The Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Co-Agent. The Co-Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
Section 14.1. The Co-Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

               SECTION 15-A.5. Non-Reliance on Co-Agent and Other Lenders. Each Lender expressly acknowledges that neither the Co-Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Co-Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Co-Agent to any Lender. Each Lender represents to the Co-Agent that it has, independently and without reliance upon the Co-Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. The Co-Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Co-Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               SECTION 15-A.6. Indemnification. The Lenders agree to indemnify the Co-Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, reasonably incurred by or asserted against the Co-Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Co-Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (i) resulting solely from the Co-Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to Section 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to
Section 14.1, at a time before such assignment; or (ii) constituting ordinary overhead costs and expenses incurred by the Agent in the administration of the Loans under the Loan Documents, all of which shall be borne by the Co-Agent; but this shall not include any costs, expenses, fees or disbursements (A) which are incurred by outside agencies or attorneys retained by the Co-Agent to effect collection of the Secured Obligations or any Collateral, (B) which are incurred by the Co-Agent on account of the Agent's employees reasonably assigned to conduct field examinations or to effect collection of the Secured Obligations or any Collateral or (C) which the Co-Agent may reasonably incur in enforcing any right or remedy under the Loan Documents, in collecting any of the Secured Obligations, or in maintaining, preserving, protecting or realizing upon any Collateral, all of which shall be shared by the Co-Agent and each Lender pro rata in accordance with their respective Commitments at the date such costs, expenses, fees or disbursements are incurred. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

               SECTION 15-A.7. Co-Agent in Its Individual Capacity. The Co-Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Guarantor and their respective Subsidiaries as if the Co-Agent were not the Co-Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Co-Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Co-Agent in its individual capacity as a Lender or one of the Required Lenders.

               SECTION 15-A.8. Successor Co-Agent. The Co-Agent may resign as Co-Agent upon thirty days' notice to the Lenders. If the Co-Agent shall resign as Co-Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor co-agent for the Lenders which successor co-agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor co-agent shall succeed to the rights, powers and duties of the Co-Agent, and the term "Co-Agent" shall mean such successor agent effective upon its appointment, and the former Co-Agent's rights, powers and duties as Co-Agent shall be terminated, without any other or further act or deed on the part of such former Co-Agent or any of the parties to this Agreement or any holders of the Notes. The effective date of the Co-Agent's resignation shall in all cases be postponed until a successor co-agent has been appointed. After any retiring Co-Agent's resignation hereunder as Co-Agent, the provisions of Section 15-A.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Agent under this Agreement.


        ARTICLE 16

        MISCELLANEOUS


               SECTION 16.1. Notices.

               (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

               (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

        If to the Borrower:  Standard Commercial Tobacco Co., Inc.
                                            2201 Miller Road
                          Wilson, North Carolina 27893
                                            Attn: Rick Hardy
                           Facsimile No.: 919-291-7660

        If to the Agent:            NationsBank, N.A. (South)
                                            Business Credit Division
                                            600 Peachtree Street
                                            13 Plaza
                                            Atlanta, Georgia 30308
                                            Attn: Brian O'Fallon
                                            Facsimile No.: 404-607-6439

        If to a Lender:             At the address of such Lender set forth on
the signature page hereof.

               (c) Agent's Office. The Agent hereby designates its office located at 600 Peachtree Street, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

               SECTION 16.2. Expenses. The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Agent or any Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with

               (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation

                             (i)    the out-of-pocket costs and expenses
incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

                             (ii)   the costs and expenses of appraisals of
the Collateral;

                             (iii)  the costs and expenses of lien and title
searches and title insurance;

                             (iv)   the costs and expenses of environmental
reports with respect to the Real Estate;

                             (v)    taxes, fees and other charges for filing
the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests;

        provided, however, that the Borrower shall not be required to pay the expenses of any Person which becomes a Lender more than ninety (90) days after the Effective Date incurred in connection with such Person's so becoming a Lender;

               (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents;

               (c) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take;

               (d) costs of inspections and verifications of the Collateral, the Borrower's operations and the books and records of the Borrower by the Agent and/or the Lenders or their respective agents, such costs to include, without limitation, standard per diem fees charged by the Agent or the Lenders and costs for travel, lodging, and meals;

               (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox;

               (f) costs and expenses of preserving and protecting the Collateral;
               (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons;

               (h) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Agent and the Lenders to debit the Borrower's Loan Accounts (by increasing the principal amount of the Term Loans) in the amount of any such costs and expenses owed by the Borrower when due.

               SECTION 16.3. Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

               SECTION 16.4.  Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not

               (a) Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

               (b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 13.2 and although such Secured Obligations shall be contingent or unmatured.

        Notwithstanding the foregoing, (i) each Lender (other than NationsBank) agrees that it shall not, without the express consent of the Required Lenders, exercise its setoff rights hereunder against any accounts of Borrower now or hereafter maintained with such Lender or any Affiliate of such Lender and (ii) the Agent and the Lenders agree that the Agent or any Lender shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its respective setoff rights hereunder against any accounts of Borrower now or hereafter maintained with the Agent, such Lender or any Affiliate of any of them. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 16.24.

               SECTION 16.5. Litigation. THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE WESTERN DISTRICT OF NORTH CAROLINA OR, AT THE OPTION OF THE AGENT OR ANY LENDER, ANY COURT IN WHICH THE AGENT OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 16.1. SHOULD THE BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

               SECTION 16.6. Waiver of Rights. THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH LENDER TO POSSESSION OF THE COLLATERAL UPON EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE AGENT OR THE LENDERS MAY HAVE, THE BORROWER CONSENTS THAT IF LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

               SECTION 16.7. Consent to Advertising and Publicity. With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower, the amount, interest rate, maturity, collateral and a general description of the Borrower's business.

               SECTION 16.8. Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

               SECTION 16.9. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrower agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

               SECTION 16.10.Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

               SECTION 16.11.Amendments.

               (a) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 16.11(d)), by the Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such, failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

               (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                      (i) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment or termination fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral, amend any provision requiring the Agent to act at the request of the Required Lenders, amend the definitions of "Commitment Percentage," "Eligible Assignee," "Required Lenders" or "Secured Obligations," amend the definitions used in Section 5.1 relating to interest rates, amend any provision relating to the ratable rights or obligations of the Lenders or amend the provisions of Section 5.12, Article 13, Section 14.1(b), Article 15, Section 16.11(b), Section 16.23 or Section 16.24,

                      (ii) no material collateral under this Agreement or any Security Document shall be released by the Agent other than as specifically permitted in this Agreement and no Guarantor shall be released from its obligations under any Guaranty Agreement,

                      (iii) neither the Agent nor any Lender shall consent to any amendment to or waiver of the provisions of the Subordinated Agreements or any other instrument or agreement evidencing or relating to obligations of the Borrower that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder, and

                      (iv) neither the Agent nor any Lender shall consent to any amendment to or waiver of the provisions to either Intercreditor Agreement if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

        provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrower or any Guarantor providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

               (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

               (d) Notwithstanding any provision of this Agreement or the other loan documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to
Article 15 or Section 5.7, and any amendment to such provisions shall be effected solely by and among the Agent and the Lenders, provided that no such amendment shall impose any obligation on the Borrower.

               SECTION 16.12.Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement.

               SECTION 16.13.Performance of Borrower's Duties.

               (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

               (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Agent so to act.

               SECTION 16.14.Indemnification. The Borrower agrees to reimburse the Agent and the Lenders for all costs and expenses, including, reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with

                      (i) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

                      (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

                   (iii) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or any Lender's gross negligence or willful misconduct.

               SECTION 16.15.All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

               SECTION 16.16.Survival. Notwithstanding any termination of this Agreement,

               (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

               (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 16 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and

               (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

               SECTION  16.17.Titles  and  Captions.   Titles  and  captions  of
Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

               SECTION 16.18.Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               SECTION 16.19.Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of North Carolina.

               SECTION 16.20.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

               SECTION 16.21.Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               SECTION 16.22.Term of Agreement. This Agreement shall remain in effect from the Agreement Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

               SECTION  16.23.Increased   Capital.  If  any  Lender  shall  have
determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing imposes or increases a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount deemed by such Lender to be material: (i) such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay to such Lender as an additional fee from time to time on demand such amount as such Lender certifies to be the amount that will compensate it for such reduction. A certificate of such Lender claiming compensation under this Section 16.23 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

               SECTION 16.24. Pro-Rata Participation.

               (a) If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a deposit treated as cash collateral under any federal bankruptcy laws or any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts) of any Secured Obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata share (in proportion to all Secured Obligations) of payments or reductions on account of such Secured Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and the Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected Secured Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a pro rata basis (in proportion to all Secured Obligations); provided, that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 16.24 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

               (b) Each Lender which receives a secured claim under any applicable bankruptcy, insolvency or other similar law the security for which is a debt owed by it to the Borrower, such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 16.24 to share in the benefits of any recovery on such secured claim.

               (c) The Borrower expressly consents to the foregoing arrangements.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


                                    BORROWER:


[Corporate Seal]                    STANDARD COMMERCIAL TOBACCO CO.,
                                      INC.

Attest:               By:
                                ---------------------------
                                Name:
                                     ----------------------

By:                             Title:
   -----------------------            ---------------------
  Name:
        -------------------
  Title:
         ------------------


                                    LENDERS:

Commitment:                  NATIONSBANK, N.A. (SOUTH)
$2,272,720.00
                                       By:
                                       ---------------------------
                                      Name:
                                             ----------------------
                                     Title:
                                              ---------------------
                             Address:       600 Peachtree Street
                                    13 Plaza
                             Atlanta, Georgia 30308
                              Attn: Business Credit
                             Facsimile No.: 404-607-
6437


Commitment:                         FIRST UNION COMMERCIAL CORPORATION
$2,272,720.00
                                       By:
                                       ----------------------------
                                      Name:
                                             -----------------------
                                     Title:
                                             -----------------------

                             Address:       One First Union Center
                            Charlotte, North Carolina
                                   28288-0737
                                            Attn: Bernard Banks
                           Facsimile No.: 704-374-2703


Commitment:                         MELLON BANK, N.A.
$1,454,550.00

                                       By
                                      ------------------------------
                                      Title
                                          --------------------------

                             Address:       Mellon Business Credit
                                            Mellon Bank Center
                                            1735 Market Street, 6th Floor
                                            Philadelphia, PA  19103
                                            Attn:  Roger D. Attix
                                            Facsimile No.: 215-553-0201


Commitment:                         BANK OF BOSTON
$1,454,550.00

                                       By
                                      ------------------------------
                                      Title
                                         ---------------------------
                             Address:       Bank of Boston
                                            100 Federal Street
                                            01-09-06
                                            Boston, MA  02110
                                            Attn: William Purinton
                                            Facsimile No.: 617-434-2309


Commitment:                         FLEET CAPITAL CORPORATION
$1,454,550.00

                                       By
                                       -----------------------------
                                      Title
                                         ---------------------------

                             Address:       Fleet Capital Corporation
                                            6060 JA Jones Drive
                                            Suite 200
                                            Charlotte, NC  28287
                                            Attn: Rodney G. McSwain
                                            Facsimile No.: 704-553-6738


Commitment:                         THE CIT GROUP/BUSINESS CREDIT
$1,090,920.00

                                       By
                                      ------------------------------
                                      Title
                                         ---------------------------
                             Address:       The CIT Group/Business Credit
                                            900 Ashwood Parkway
                                            Suite 600
                                            Atlanta, GA  30338
                                            Attn:  Robert Bernier
                                            Facsimile No.: 770-551-7899

                                     AGENT:

                            NATIONSBANK, N.A. (SOUTH)


                                       By:
                                       ----------------------------
                                      Name:
                                             -----------------------
                                     Title:
                                              ----------------------
                             Address:       600 Peachtree Street
                                    13 Plaza
                             Atlanta, Georgia 30308
                              Attn: Business Credit
                           Facsimile No.: 404-607-6437


                                    CO-AGENT:

                                    FIRST UNION COMMERCIAL CORPORATION


                                       By:
                                       ----------------------------
                                      Name:
                                             -----------------------
                                     Title:
                                              ----------------------
                             Address:       One First Union Center
                            Charlotte, North Carolina
                                   28288-0737
                                            Attn: Bernard Banks
                           Facsimile No.: 704-374-2703